As filed with the Securities and Exchange Commission on March 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGILON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4005543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Binney Street, Suite 600, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Sigilon Therapeutics, Inc. 2020 Equity Incentive Plan

Sigilon Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full titles of the plans)

Rogerio Vivaldi Coelho, M.D.

President and Chief Executive Officer

Sigilon Therapeutics, Inc.

100 Binney Street, Suite 600

Cambridge, MA 02142

(Name and address of agent for service)

(617) 336-7540

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc Rubenstein

William Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
		Emerging growth company	⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Registration Statement has been filed by Sigilon Therapeutics, Inc. (the “Registrant”) to register 1,298,669 additional shares of common stock to be offered pursuant to the Sigilon Therapeutics, Inc. 2020 Equity Incentive Plan and 324,667 additional shares of common stock to be offered pursuant to the Sigilon Therapeutics, Inc. 2020 Employee Stock Purchase Plan.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 filed with the Securities and Exchange Commission on December 14, 2020 (File No. 333-251336) (the “2020 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2020 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

4.1

Fifth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Current Report Form 8-K filed on December 8, 2020 (File No. 001-39746) and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Current Report Form 8-K filed on December 8, 2020 (File No. 001-39746) and incorporated herein by reference).

4.3	Sigilon Therapeutics, Inc. 2020 Equity Incentive Plan (previously filed as Exhibit 10.24 to the registration statement on Form S-1 (File No. 333-250070) and incorporated herein by reference).

4.4	Sigilon Therapeutics Inc. 2020 Employee Stock Purchase Plan (previously filed as Exhibit 10.28 to the registration statement on Form S-1 (File No. 333-250070) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).
107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14 day of March, 2023.

s
SIGILON THERAPEUTICS, INC.

	By:	/s/ Rogerio Vivaldi Coelho, M.D.
Name: Rogerio Vivaldi Coelho, M.D.
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rogerio Vivaldi Coelho, M.D., Josias Pontes and Matthew Kowalsky, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Sigilon Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rogerio Vivaldi Coelho, M.D.	President, Chief Executive Officer and Director	March 14, 2023
Rogerio Vivaldi Coelho, M.D.	(Principal Executive Officer)

/s/Josias Pontes	Senior Vice President, Chief Financial Officer	March 14, 2023
Josias Pontes	(Principal Accounting and Principal Financial Officer)

/s/Doug Cole, M.D.	Chairman of the Board of Directors	March 14, 2023
Doug Cole, M.D.

/s/John Cox	Director	March 14, 2023
John Cox

/s/Stephen Oesterle, M.D.	Director	March 14, 2023
Stephen Oesterle, M.D.

/s/Kavita Patel, M.D.	Director	March 14, 2023
Kavita Patel, M.D.

/s/Robert Ruffolo, Jr., Ph.D.	Director	March 14, 2023
Robert Ruffolo, Jr., Ph.D.

/s/Eric Shaff	Director	March 14, 2023
Eric Shaff